UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

COOPER TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-04329 (Commission File Number)	34-4297750 (I.R.S. Employer Identification No.)

701 Lima Avenue

Findlay, Ohio 45840

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 423-1321

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2016, the Board of Directors (“Board”) of Cooper Tire & Rubber Company (the “Company”) elected Susan F. Davis as a new director, effective immediately, for an initial term ending at the Company’s 2016 Annual Meeting of Stockholders or until her successor is elected and qualified. Ms. Davis is not being appointed to any committees of the Board at this time. Ms. Davis is currently serving as Executive Vice President, Asia-Pacific Region, for Johnson Controls, Inc., a global diversified technology and industrial business. From 2005 until 2015, Ms. Davis served as Johnson Control’s Executive Vice President of Human Resources. As a non-employee director, Ms. Davis will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed on March 27, 2015 with the Securities and Exchange Commission (the “SEC”).

On February 9, 2016, the Company also entered into an Indemnification Agreement (the “Indemnification Agreement”) with Ms. Davis (the “Indemnitee”). The Indemnification Agreement is substantially the same as the Form of Indemnification Agreement for Directors and Officers that the Company previously reported on a Current Report on Form 8-K filed with the SEC on December 20, 2006 (the “December 2006 8-K”).

Generally, the Indemnification Agreement provides that the Company will indemnify the Indemnitee to the fullest extent permitted or required by Delaware law. The Indemnitee is not entitled to indemnification for any claim initiated by the Indemnitee against the Company or any Company director or officer unless the Company has joined in or consented to such claim. The Company will advance certain expenses to the Indemnitee prior to the final disposition of certain claims against the Indemnitee only if the Indemnitee executes and delivers to the Company an undertaking to repay any advanced amounts if she is ultimately determined to be not entitled to indemnification under the Indemnification Agreement. In certain situations, the Indemnitee will be required to meet certain statutory standards of conduct in order to be indemnified by the Company under the Indemnification Agreement. Pursuant to the Indemnification Agreement, the Company has agreed to refrain from amending its Restated Certificate of Incorporation or Bylaws to diminish the Indemnitee’s rights to indemnification provided by the Indemnification Agreement or other indemnity provisions. The Company has also agreed to use commercially reasonable efforts to maintain a minimum level of directors’ and officers’ liability insurance coverage for the directors and officers of the Company.

The summary of the Indemnification Agreement described above is qualified in its entirety by reference to the Form of Indemnification Agreement for Directors and Officers filed by the Company as Exhibit 10.1 to the December 2006 8-K, which form Indemnification Agreement for Directors and Officers is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 9, 2016, the Company issued a press release announcing the election of Ms. Davis as a new director of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01, as well as Exhibit 99.1, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated February 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2016	COOPER TIRE & RUBBER COMPANY

	By:	/s/ Jack Jay McCracken
	Name:	Jack Jay McCracken
	Title:	Assistant General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 9, 2016